SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EQUUS II INCORPORATED
               (Name of Registrant as Specified in Its Charter)

                      JOHN T. UNGER, SNELL & SMITH, P.C.,
                 1000 LOUISIANA, SUITE 3650, HOUSTON, TX 77002
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:

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
                             EQUUS II INCORPORATED
                        2929 Allen Parkway, Suite 2500
                             Houston, Texas 77019

                                                             February 24, 1997

Dear Equus Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Equus II Incorporated (the "Fund") to be held on March 27, 1997, at 9:30 a.m., Houston time. The meeting will be held at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019.

      At the Special Meeting you will be asked to consider and vote upon proposals to (1) approve and adopt a new Management Agreement between the Fund and Equus Capital Management Corporation (the "Management Company"), (2) authorize the payment by the Fund to the Management Company of the deferred incentive compensation payable on the balance sheet of the Fund in shares of newly issued common stock of the Fund at market value, and (3) to approve and adopt the Equus II Incorporated 1997 Stock Incentive Plan.

      Together the three proposals represent a change in the manner in which the Fund will provide incentive compensation to its management. Currently, the Management Company is entitled to incentive compensation equal to 20% of the Fund's net realized capital gains less unrealized capital depreciation. The proposed new Management Agreement would eliminate this provision with respect to future increases in the Fund's net asset value. The deferred incentive compensation payable currently on the books of the Fund would be paid to the Management Company in shares of the Fund. In place of the current incentive compensation fee, it is proposed that the Fund adopt a stock option plan to provide incentive compensation to its directors and officers.

      A committee of non-officer directors established by the Board of Directors to review ways to enhance stockholder value (the "Committee") has recommended these proposals. The Board of Directors and the Committee believe that a stock option plan better aligns management's compensation with the Fund stockholder's objective of increasing the market value of the Fund's shares. Additionally, the elimination of the incentive compensation fee will reduce the Fund's expense ratio.

      The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors unanimously recommends a vote "FOR" each of the three proposals.

      Your vote is important regardless of how many shares you own. Please take a few minutes now to review the proxy statement and to sign and date your proxy card and return it in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting if you cannot attend. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                          Sincerely,

                                          SAM P. DOUGLASS
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                             EQUUS II INCORPORATED
                        2929 Allen Parkway, Suite 2500
                             Houston, Texas 77019

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 27, 1997

      A Special Meeting of Stockholders of EQUUS II INCORPORATED, (the "Fund"), will be held on Thursday, March 27, 1997, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, for the following purposes, all as more fully described in the accompanying proxy statement:

      1. To approve and adopt a new Management Agreement (the "New Management Agreement") between the Fund and Equus Capital Management Corporation (the "Management Company") in the form attached as Exhibit A;

      2. To authorize the payment by the Fund to the Management Company of the deferred incentive compensation payable on the balance sheet of the Fund in shares of the Fund's common stock, $.001 par value (the "Common Stock"), valued at market value. Such deferred compensation shall be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities;

      3. To approve and adopt the Equus II Incorporated 1997 Stock Incentive Plan; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The implementation of Proposals 1, 2, and 3 are conditioned on the approval of all three proposals. Implementation of the proposals is subject to the approval of the Securities and Exchange Commission.

      The meeting may be recessed from time to time, and actions with respect to the matters specified in the notice may be taken at any reconvened meeting without further notice to stockholders unless required by the Bylaws of the Fund.

      Stockholders of record as of the close of business on February 18, 1997, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you currently plan to attend the Special Meeting, you are urged to sign, date and return the proxy card in the envelope provided.

                                          By order of the Board of Directors,

                                          TRACY H. COHEN
                                          CORPORATE SECRETARY

Houston, Texas
February 24, 1997

                                  IMPORTANT

      YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              EQUUS II INCORPORATED
                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

                                 PROXY STATEMENT

                         Special Meeting of Stockholders
                                 March 27, 1997

      This Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, March 27, 1997, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof. The first mailing of this Proxy Statement is expected to be made on or about February 24, 1997.

      The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received before the Special Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Special Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for all of the proposals and in such manner as the persons named on the enclosed proxy card in their discretion determine on such other business as may properly come before the Special Meeting. A stockholder may revoke a proxy at any time before it is voted by: (i) providing written notice of revocation to EQS, (ii) executing and delivering a proxy of a later date to EQS, or (iii) attending and voting in person at the Special Meeting.

      Only holders of record as of the close of business on February 18, 1997 (the "Record Date"), of the Fund's Common Stock are entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Special Meeting. EQS had 4,300,682 shares of Common Stock outstanding on the Record Date. No stockholder was known to own more than 5% of the outstanding shares of Common Stock on that date. The directors and officers of EQS, as a group, beneficially owned approximately 2.0% of the outstanding shares of Common Stock on that date.

      A majority of the voting power of the outstanding shares of the Fund, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present for purposes of determining the existence of a quorum for the Special Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. With respect to a single proposal, abstentions and broker non-votes (i.e., Broker Shares that are not voted on the proposal) will not be counted as votes in favor of or against the proposal.

      The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Special Meeting will be required to approve each of the three proposals. Under the Investment Company Act of 1940, as amended (the "Investment Company Act") the vote of a majority of the outstanding voting securities of a company means the vote, at a special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

      The implementation of Proposals 1, 2, and 3 are conditioned on the approval of all three proposals. However, if all of the Proposals are approved by the stockholders of the Fund, but Proposal 2 is not approved by the Securities and Exchange Commission (the "Commission"), the New Management Agreement authorizes the payment of the Deferred Management Incentive Fee pursuant to a promissory note in a manner approved by the Commission and the Independent Directors (as hereinafter defined).

      EQS is a non-diversified, closed-end company as defined under the Investment Company Act and has elected to be treated as a business development company under the Investment Company Act. The Fund's investment advisers are Equus Capital Management Corporation, a Delaware corporation (the "Management Company") and Equus Capital Corporation (the "Sub-Adviser"). The Fund's principal executive office is located at 2929 Allen Parkway, Suite 2500 Houston, Texas 77019. The telephone number is 713-529-0900.

      The cost of soliciting proxies will be paid by the Fund. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Fund or the Management Company without special compensation therefor. In addition, the Fund has engaged MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010 to assist in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee estimated to be $6,500 and reimbursement of all out-of-pocket expenses.

          PROPOSAL 1. TO APPROVE AND ADOPT A NEW MANAGEMENT AGREEMENT
           BETWEEN THE FUND AND EQUUS CAPITAL MANAGEMENT CORPORATION

CURRENT MANAGEMENT AGREEMENT

      The Management Company has served as investment adviser of the Fund since commencement of its operations on July 1, 1992. The Management Company previously served as investment adviser to Equus Investments II, L.P., a Delaware partnership and predecessor of the Fund (the "Equus II Partnership"), Equus Investments Incorporated, a Delaware corporation that merged with the Fund on July 1, 1993 ("Equus I"), and Equus Investments, L.P., a Delaware partnership and predecessor of Equus I (the "Equus I Partnership").

      Since inception, the Fund and its predecessors have invested an aggregate of $138,932,095 in portfolio investments and have disposed of portfolio investments for an aggregate consideration of $109,173,188 of which $69,605,194 represented a return of capital and $39,567,994 represented capital gains. At September 30, 1996, the Fund had net assets of $103,061,230 and net unrealized capital gains of $40,151,825.

      The investments and business of the Fund are managed by the Management Company, pursuant to a Management Agreement (the "Current Management Agreement") initially approved by the Board on March 24, 1992, and by the stockholders of the Fund on March 24, 1992. The Current Management Agreement was amended by the stockholders of the Fund at a meeting held on June 25, 1993. Continuation of the Current Management Agreement for an additional period ending June 30, 1997, was most recently approved by the Board, including a majority of the directors who are not "interested persons" of the Fund

(as defined in the Investment Company Act)(the "Independent Directors"), at their meeting held on May 9, 1996. The Current Management Agreement will continue in effect from year-to-year provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or (ii) a majority of the directors who are not "interested persons," at a meeting called for the purpose of voting on such approval.

       The Current Management Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board or the holders of a majority of the Fund's shares on 60 days' written notice to the Management Company, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

      The Current Management Agreement provides that the Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services include, without limitation, providing the Fund with office space, equipment, facilities and supplies and clerical services; keeping and maintaining the books and records of the Fund, and handling communications and correspondence with stockholders; preparing accounting, management and other reports; and providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of the Fund's investments. In return for the services and the expenses that the Management Company assumes under the Current Management Agreement, the Fund pays the Management Company, on a quarterly basis, a management fee equal to 0.5% of the net assets of the Fund on the last day of each calendar quarter (2% per annum). The management fee is payable quarterly in arrears. The Management Company's management fees from the Fund were $1,237,775, $1,212,457 and $1,243,559 for the years ended December 31, 1995, 1994 and 1993, respectively, and were $1,332,137 for the nine months ended September 30, 1996. The total net assets of the Fund as of September 30, 1996, were approximately $103.1 million.

      The Management Company also receives compensation for providing certain investor communication services of which $50,000, $50,000 and $72,370 was received for the years ended December 31. 1995, 1994 and 1993, respectively.

      Certain officers and directors of the Fund serve as directors of portfolio companies. In consideration for such service, such officers or directors may receive and retain directors fees and may participate in such companies' stock option plans. During 1995 the officers and directors of the Fund received $73,848 of director fees from portfolio companies.

      Under the Current Management Agreement, the Fund is obligated to bear all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or the acquisition or disposition thereof, expenses of registering the shares under federal and state securities laws, costs of printing proxies and other expenses related to meetings of stockholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its actual investments, fees of transfer agents and custodians, legal fees, fees of independent public accountants, expenses of printing and distributing reports to stockholders, securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

      The Current Management Agreement also provides for indemnification by the Fund of the Management Company and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Current Management Agreement or by law, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Fund. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion. Indemnification is limited by Section 17(i) of the Investment Company Act.

      Pursuant to Section 7(e) of the Current Management Agreement, the Fund is currently obligated to pay the Management Company quarterly and at the final dissolution of the Fund, as compensation for the services provided under the Current Management Agreement, an incentive fee (the "Management Incentive Fee") in an amount (the "Payment Amount") equal to (i) 20% of the net realized capital gains less unrealized capital depreciation of the Fund and its predecessors on a cumulative basis calculated from October 23, 1987, through the end of the calendar quarter (but not less than zero), less (ii) the aggregate amount of the Management Incentive Fee payments and allocations to the Management Company or to the Sub-Adviser in prior periods; provided that if the Payment Amount is a negative number, the Management Company is required to pay the Payment Amount to the Fund, and, provided, further, that for purposes of calculating the Management Incentive Fee with respect to all assets acquired from Equus I on June 30, 1993 (the "Equus I Investments"), (a) the Fund shall treat such Equus I Investments whose fair market value on June 30, 1993, was less than the amount Equus I paid for such Equus I Investments as if they had been purchased by the Fund for their fair market value on June 30, 1993 and (b) the Fund shall treat such Equus I Investments whose fair market value on June 30, 1993, was more than the amount Equus I paid for such Equus I Investments as if they had been purchased by the Fund for the amount Equus I paid for them. The Investment Advisers Act of 1940 (the "Advisers Act") restricts the amount of the Management Incentive Fee to 20% of the Fund's net realized capital gains less unrealized capital depreciation. Pursuant to Section 6(a) of the Current Management Agreement (the "Sub-Adviser Agreement") between the Management Company and the Sub-Adviser, the Management Company is obligated to pay the SubAdviser quarterly and at final dissolution or liquidation of the Fund, as compensation for services provided under the Sub-Adviser Agreement, an incentive fee equal to one-half of the Payment Amount.

      Since 1984, the Management Company and the Sub-Adviser have been paid cumulative cash Management Incentive Fees of $5,722,328 by the Fund and its predecessors, of which $1,183,146 was paid in 1996. The Management Incentive Fee is paid only upon the realization of capital gains. However, in accordance with generally accepted accounting principles, the Fund records an expense and a corresponding liability for the Management Incentive Fee attributable to the net unrealized capital appreciation of investments in portfolio securities which would be paid if such investments were sold at their current value (the "Deferred Management Incentive Fee"). Deferred Management Incentive Fee expense (income) for the years ended December 31, 1995, 1994 and 1993 totaled $1,277,595, $(582,622) and $1,947,330, respectively, and for the nine months ended September 30, 1996 totaled $5,926,301. A Deferred Management Incentive Fee payable of $4,295,335 and $3,017,740 had accrued at December 31, 1995 and 1994, respectively, on the net unrealized appreciation of portfolio securities. The accrued Deferred Management Incentive Fee payable at September 30, 1996, was $10,221,636.

PROPOSED NEW MANAGEMENT AGREEMENT

      Since the listing of the Common Stock on the American Stock Exchange (the "AMEX"), the shares of Common Stock of the Fund have traded at a discount to the Fund's net asset value. At September 30,

1996, the closing sale price of the Fund's shares was $16.375 and the net asset value of the Fund was $24.63 per share, or a discount of approximately 33%. Since mid-1994, the Board and management of the Fund have implemented a number of actions in an attempt to reduce this discount.

      On June 22, 1994, the Board approved a stock repurchase program. From such date to December 31, 1994, the Fund repurchased 46,200 shares of its stock for $640,159. In March 1995, the Board authorized the repurchase of up to an additional $1,500,000 of the Fund's shares. The Fund repurchased an additional 111,400 shares for $1,498,722, completing the program in June 1995. After completion of the repurchase program announced in March, the Board in June 1995 authorized the repurchase of up to an additional $1,500,000 of its shares. The Fund repurchased an additional 34,100 shares for $494,920 under the June 1995 repurchase program. These actions increased the Fund's net asset value by approximately $1.47 per share.

      In addition, at its February 1995 meeting, the Board established a committee to review ways for the Fund to enhance shareholder value (the "Committee"). The Committee has reviewed a number of proposals, one of which is a change in the management incentive compensation structure of the Fund.

      The Committee has proposed to end the payment of cash incentive compensation to the Management Company and the Sub-Adviser and to substitute in its place a stock option plan for the directors, officers and employees of the Fund. The Committee and the Board believe that a stock option plan better aligns management's compensation with the Fund's stockholders' objective of increasing the market value of the Fund's shares and permits the Fund to retain cash for investment which would otherwise be required to pay incentive compensation to the Management Company. The Board believes that giving the Fund's directors, officers and employees a proprietary interest in the Fund will motivate such directors, officers and employees to cause the Fund's shares to appreciate thereby benefiting the Funds' stockholders.

      Under the Investment Company Act, the Fund, as a business development company, may not have both an investment adviser that is paid incentive compensation based on the capital gains of the Fund and a stock option plan for its officers and directors. Consequently, in order to implement a stock option plan, the incentive compensation provisions of the Current Management Agreement must be terminated.

      However, the Board does not wish to penalize the Management Company and the Sub-Adviser by terminating the incentive compensation provisions of the Current Management Agreement prematurely. At September 30, 1996, the Fund had accrued a Deferred Management Incentive Fee payable to the Management Company of $10,221,636. This amount represents the unpaid Management Incentive Fee computed on the excess of net realized and unrealized appreciation of the Fund's investments over unrealized depreciation at September 30, 1996, and would be payable to the Management Company upon sale of the Fund's investments at their current values as of such date.

      The Board proposes that upon termination of the incentive compensation provisions of the Current Management Agreement with the Management Company and approval of the New Management Agreement, the Management Company become vested in the amount of the Deferred Management Incentive Fee as of December 31, 1996, or such later date as may be required by the Securities and Exchange Commission (the "Commission") or determined by the Independent Directors (the "Valuation Date"), and that the amount of the Deferred Management Incentive Fee be paid, if Proposal 2 is approved, in shares of Common Stock of the Fund. For purposes of determining the Deferred Management Incentive Fee payable upon termination of the Current Management Agreement, the investments of the Fund will be appraised by an independent appraiser selected by the Independent Directors. (See "Proposal 2. Authorization to Pay the Deferred Management Incentive Fee payable in Shares of Common Stock of the Fund.")

      The Management Incentive Fee increased the recorded expenses of the Fund in 1995 and 1993 and reduced such expenses in 1994. Excluding Management Incentive Fees, the expenses of the Fund would have been reduced from $3,743,348 to $2,543,466 for 1995 and from $9,502,091 to $2,519,735 for the nine months ended September 30, 1996, and the expense ratio of the Fund would have been reduced from 6.1% to 4.0% for 1995 and from 11.5% to 2.8% for the nine months ended September 30, 1996.

      The following unaudited pro forma financial data is presented to show the effect on the Fund's net asset value and relative per share and ratio data from the adoption of the New Management Agreement, which includes : (1) the payment of the Deferred Management Incentive Fee payable by the issuance of shares of Common Stock valued at the average of the high and low sales prices of such shares as of the end of the period, (2) the elimination of the cash Management Incentive Fee, and (3) the adoption of the 1997 Stock Incentive Plan pursuant to which options equal up to 20% of the outstanding shares of Common Stock of the Fund may be issued to the officers and directors of the Fund. The unaudited pro forma condensed balance sheets give effect to the approval of the New Management Agreement and the issuance of the shares of Common Stock and options as of September 30, 1996 and December 31, 1995, respectively. The unaudited pro forma condensed statements of expenses give effect to the adoption of the New Management Agreement and the issuance of the shares of Common Stock and options as of January 1, 1996, and January 1, 1995, respectively. The unaudited pro forma financial statements are not necessarily indicative of the results that would have been achieved had the New Management Agreement been in place during such periods, or that might be attained in the future.

                      Pro Forma Condensed Balance Sheets
                   September 30, 1996 and December 31, 1995
                                  (Unaudited)
                         (In thousands, except share data)

                             Historical  Pro forma        Pro forma    Historical   Pro forma        Pro forma
                              9/30/96    Adjustments       9/30/96      12/31/95   Adjustments        12/31/95
                             ----------   ---------       ----------   ----------   ---------       ----------
Total Assets .............   $  179,302         $--       $  179,302   $  132,450         $--       $  132,450
                             ----------   ---------       ----------   ----------   ---------       ----------
Deferred Management
Incentive Fee ............       10,222     (10,222)(A)         --          4,295      (4,295)(A)         --
Other Liabilities ........       66,019        --             66,019       66,302        --             66,302
                             ----------   ---------       ----------   ----------   ---------       ----------
Total Liabilities ........       76,241     (10,222)          66,109       70,597      (4,295)(A)       66,302
                             ==========   =========       ==========   ==========   =========       ==========
Net Assets ...............   $  103,061   $  10,222(A)    $  113,283   $   61,853   $   4,295(A)    $   66,148
                             ==========   =========       ==========   ==========   =========       ==========
Shares Outstanding .......    4,184,766     619,493(B)     4,804,259    3,138,575     322,654(C)     3,461,229
                             ==========   =========       ==========   ==========   =========       ==========
Net Asset Value Per Shares   $    24.63                   $    23.58   $    19.71                   $    19.11
                             ==========                   ==========   ==========                   ==========
Net Asset Dilution Per Share                              $     1.05                                $     0.60
                                                          ==========                                ==========
Percentage Net Asset Value
Dilution                                                        4.3%                                      3.0%
                                                          ==========                                ==========

              See notes to pro forma condensed financial statements.

                   Pro Forma Condensed Statements of Expenses
                  For the Nine Months Ended September 30, 1996
                      and the Year Ended December 31, 1995
                                   (Unaudited)
                                 (In thousands)

                   Historical  Pro forma  Pro forma      Historical  Pro forma  Pro forma
                    9/30/96   Adjustments  9/30/96        12/31/95  Adjustments 12/31/95
                   ---------- ----------- ----------     ---------- ----------- ---------
Management Incentive Fees   $7,109    ($7,109)(D)   $   --    $1,278    ($1,278)(D)   $   --
Management Fees .........    1,332        127(E)     1,459     1,237         78(E)     1,315
Other Expenses ..........    1,061       --          1,061     1,228       --          1,228
                            ------    -------       ------    ------    -------       ------
Total Expenses ..........   $9.502    ($6,982)      $2,520    $3,743    ($1,200)      $2,543
                            ======    =======       ======    ======    =======       ======
Expense Ratio (F) .......   11.5%                   2.8%       6.1%                     4.0%
                            =====                   ====      ======                  ======

            See notes to pro forma condensed financial statements.

               Notes to Pro Forma Condensed Financial Statements

Pro Forma Adjustments

      (A) Reflects payment of the Deferred Management Incentive Fee by the issuance of 619,493 and 322,654 shares of Common Stock at September 30, 1996, and December 31, 1995, respectively.

      (B) The number of shares issued was calculated based on a price of $16.50 per share, the average of the September 30, 1996 high and low sales prices of the Common Stock on the American Stock Exchange.

      (C) The number of shares issued was calculated based on a price of $13.3125 per share, the average of the December 29, 1995 high and low sales prices of the Common Stock on the American Stock Exchange.

      (D) Reflects the elimination of the Management Incentive Fee expense incurred during the period.

      (E) Reflects the increase in management fees resulting from the increase in the net assets outstanding during the period due to the conversion of the Deferred Management Incentive Fee payable into shares of Common Stock.

      (F) The expense ratio was calculated based on the average net assets of the Fund at the beginning and the end of the period.

      The Board has determined that the immediate dilution in net asset value of the Fund resulting from the issuance of shares of Common Stock at market value in payment of the Deferred Management Incentive Fee payable and any potential dilutive effect resulting from the issuance of stock options are more than offset by the elimination of future incentive fees pursuant to the New Management Agreement. In addition, the Board believes that the approval of the New Management Agreement and approval of the 1997 Stock Incentive Plan will benefit the Fund and its stockholders by (i) reducing the Fund's expense ratio and (ii) more closely aligning management's incentive compensation with the Fund's stockholders objective of increasing the market value of the Fund's shares.

      The Board, including all of the Independent Directors, has considered this matter and deemed it appropriate and in the best interest of the Fund and the stockholders of the Fund to recommend adoption of the New Management Agreement in the form attached as Exhibit A contingent on the stockholders authorizing the payment of the Deferred Management Incentive Fee payable in shares of Common Stock of the Fund and the approval of the 1997 Stock Incentive Plan. Accordingly, the Board authorized for submission to the stockholders of the Fund for their approval a proposal, contingent upon adoption and approval of the 1997 Stock Incentive Plan and authorization of the payment of the Deferred Management Incentive Fee payable in shares of Common Stock of the Fund, to approve and adopt the New Management Agreement. If the New Management Agreement is approved, the Board anticipates that the Sub-Adviser Agreement will be terminated.

      In addition to the elimination of the management incentive compensation provisions of the Current Management Agreement, the New Management Agreement contains certain revisions to Section 9 regarding indemnification of the Management Company to clarify the circumstances under which indemnification will be provided by the Fund and the requirements for indemnification of the Management Company by the Fund. The Board believes that the amendments to
Section 9 will avoid confusion in interpreting Section 9 and will not subject the Fund to any greater claims for indemnification.

      The adoption of the New Management Agreement also will be contingent upon receipt by the Fund and the Management Company of an exemptive order from the Commission that permits the proposed payment of the accrued Deferred Management Incentive Fee payable as of Valuation Date, under Section 23(a) of the Investment Company Act if paid in shares of Common Stock or under Section 61(a)(3)(B) if paid pursuant to a promissory note, and under Section 205(a)(1) of the Investment Advisers Act. The Fund and the Management Company filed an application for such an exemptive order on October 10, 1996. A formal response has not been received as of the date of this Proxy Statement. There is no assurance that the Commission will grant an exemptive order. If the proposal to pay the accrued Deferred Management Incentive Fee in shares of Common Stock is not approved by the Commission, the Deferred Management Incentive Fee will be paid pursuant to a promissory note in a manner approved by the Commission and the Independent Directors.

THE MANAGEMENT COMPANY

      The Management Company was organized as a Delaware corporation on September 27, 1983, and maintains its offices at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The Management Company's sole activity is to perform management, administrative and investment advisory services for the Fund, Equus Capital Partners, L.P. and Equus Equity Appreciation Fund, L.P. The Management Company is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

      The officers and directors of the Management Company and their principal occupations are as follows:

      Sam P. Douglass, age 64, has been Chairman of the Board and Chief Executive Officer of the Management Company since 1983. He has been Chairman of the Board and Chief Executive Officer of the Fund since August 1991. Mr. Douglass has also been Chairman of the Board of the Sub-Adviser since its formation in September 1983 and became Chief Executive Officer on December 4,1989. Since December 1978, he has served as Chairman and Chief Executive Officer of Equus Corporation International ("ECI"), a privately owned corporation engaged in a variety of investment activities. He is also a director of David's Supermarkets, Inc., GCS RE, Inc., Restaurant Development Group, Inc. and Video Rental of Pennsylvania, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Douglass is a licensed attorney.

      Nolan Lehmann, age 52, has been President and a director of the Management Company since 1983. Mr. Lehmann has also been President and a director of the Fund since August 1991. He is also the President and a director of the Sub-Adviser. Mr. Lehmann is also a director of Allied Waste Industries, Inc., American Residential Services, Inc., Drypers Corporation and Garden Ridge Corporation. In addition, he serves as a director of nine of the privately-owned companies in which the Fund has an investment. Mr. Lehmann is a certified public accountant.

      Gary L. Forbes, age 53, has been a Vice President of the Management Company and the SubAdviser since November 1991. Mr. Forbes has been a Vice President of the Fund since December 1991. He is a director of Consolidated Graphics, Inc., Drypers Corporation, and NCI Building Systems, Inc. He is also a director of Carruth-Doggett Industries, Inc., David's Supermarkets, Inc., Sovereign Business Forms, Inc., and WMW Industries, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Forbes is a certified public accountant.

      Randall B. Hale, age 34, has been a Vice President of the Management Company, the Fund, and the Sub-Adviser since November 1992. He has been a director of the Management Company and the Sub- Adviser since February 1996. He has been Secretary of the Management Company since March 1996. From June 1985 to October 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a director of American Residential Services, Inc.. Mr. Hale is also a director of BSI Holdings, Inc., Industrial Equipment Rentals, Inc., Strategic Holdings, Inc. and SMIP, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Hale is a certified public accountant.

      Paula T. Douglass, age 45, has been a director of the Management Company since July 1993. She was elected a director of the Sub-Adviser in February 1996. Since July 1991, she has been Chairman and CEO of DOVA Production and Entertainment Company. From September 1989 to September 1990 she was employed as an attorney by Fulbright & Jaworski, LLP. Since December 1978, she has been a director of ECI and is Co-Chairman of Iwerks Entertainment, Inc. Ms. Douglass is a licensed attorney.

      S. Preston Douglass, Jr. age 34, has been a director of the Management Company since July 1993. He was elected a director of the Sub-Adviser in February 1996. He is a partner in the law firm of Wallace, Mosty, Machann, Jackson & Williams, Kerrville, Texas where he began in January 1989. He was a prosecutor in the 216th Judicial District in Kerrville, Texas from December 1987 to December 1988. He is a licensed attorney.

      The business address of the Management Company's officers and directors is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, except for S. Preston Douglass, Jr. whose address is 820 Main Street, Suite 100, Kerrville, Texas 78028.

      There is no family relationship between any Independent Director of the Fund and any director or officer of the Management Company. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

      As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company.

THE SUB-ADVISER AGREEMENT

      The Management Company entered into a Sub-Adviser Agreement (the "Sub-Adviser Agreement) with the Sub-Adviser pursuant to which the Sub-Adviser provides certain investment advisory services for the Fund. The Sub-Adviser Agreement provides that the Sub-Adviser shall be responsible for preparing the Fund's quarterly net asset valuations and providing certain investment advice to the Fund. In return for its services, the Management Company has agreed to pay the Sub-Adviser quarterly and at the final dissolution or liquidation of the Fund, if the Fund is dissolved on a date other than the end of a fiscal quarter, an incentive fee in an amount equal to 50% of the Management Incentive Fee that the Management Company receives from the Fund. If the amount of the incentive fee in any period is a negative number, or cumulative net realized capital gains less unrealized capital depreciation at the end of any fiscal quarter is less than such amount calculated at the end of the previous fiscal quarter, the Sub-Adviser is required to repay to the Management Company all or a portion of the incentive fee previously paid.

      The Sub-Adviser Agreement also provides for indemnification by the Fund of the Sub-Adviser and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Sub-Adviser Agreement or By-Laws, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Sub-Adviser. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion.
Indemnification is limited by Section 17(i) of the Investment Company Act.

      The Sub-Adviser Agreement will continue in effect until July 1, 1997 and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or
(ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Sub-Adviser Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board or the holders of a majority of the Fund's Shares on 60 days' written notice to the Sub-Adviser, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

THE SUB-ADVISER

      The Sub-Adviser is a corporation organized under the laws of the State of Delaware in September 1983. The Sub-Adviser was organized to serve as managing general partner of the Equus I Partnership and other similar partnerships. The Sub-Adviser is a registered investment adviser under the Advisers Act.

      The officers and directors of the Sub-Adviser are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President and director; Paula T. Douglass, director; S. Preston Douglass, Jr., director; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary and Gary L. Forbes, Vice President. The business address of the Sub-Adviser's officers and directors (other than S. Preston Douglass, Jr.) is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The business address of S. Preston Douglass, Jr. is 820 Main Street, Suite 100, Kerrville, Texas 78028.

      For a description of the business background of each of Messrs. Douglass, Lehmann, Hale, and Forbes, Ms. Douglass and S. Preston Douglass, Jr. see "The Management Company" above.

      Patrick M. Cahill, age 36, has been Treasurer and a Vice President of the Sub-Adviser since March 1996 and Controller of the Sub-Adviser Since May 1987. Mr. Cahill has been a Vice President of the Fund since May 1994 and Treasurer of the Fund since March 1996. He has also been the Controller of the Management Company since May 1987. From June 1982 to May 1987, he was employed by Ernst & Young. Mr. Cahill is a certified public accountant.

      Tracy H. Cohen, age 30, has been a Vice President of the Sub-Adviser since April 1995 and Secretary since March 1996. She also has served as a Vice President of the Fund since May 1995 and Secretary of the Fund since March 1996. She is also Investor Relations Manager of the Management Company where she has been employed since April 1995. From September 1990 to April 1995, she was employed by Arthur Andersen LLP. Ms. Cohen is a certified public accountant.

      There is no family relationship between any Independent Director of the Fund and any director or officer of the Sub-Adviser. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

      The Sub-Adviser became a wholly-owned subsidiary of the Management Company on June 30, 1995. As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company. ECI has its principal offices at 2929 Allen Parkway, 25th Floor, Houston, Texas 77019.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve and adopt the New Management Agreement. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE NEW MANAGEMENT AGREEMENT.

                 PROPOSAL 2. AUTHORIZATION TO PAY THE DEFERRED
                      MANAGEMENT INCENTIVE FEE PAYABLE IN
                      SHARES OF COMMON STOCK OF THE FUND

      There will be presented at the meeting a proposal to authorize, upon termination of the Current Management Agreement and approval of the New Management Agreement, the payment to the Management Company by the Fund of the Deferred Management Incentive Fee accrued as a payable on the balance sheet of the Fund on the Valuation Date, in shares of the Fund's Common Stock, valued at market value on the Valuation Date. The Deferred Management Incentive Fee will be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities on the Valuation Date.

       For purposes of determining the Deferred Management Incentive Fee payable upon termination of the Current Management Agreement, the investments of the Fund will be appraised by an independent appraiser selected by the Independent Directors, the cost of which will be borne one-half by the Management Company and one-half by the Fund. All unrealized capital gains and losses of the Fund will be deemed realized at that time. The Management Company will be paid the Deferred Management Incentive Fee payable in shares of the Fund's Common Stock valued at the average of the high and low sale prices of such shares on the AMEX on the Valuation Date. Based on the average of the high and low sales prices for shares of Common Stock on the AMEX at September 30, 1996, and the amount of the Deferred Management Incentive Fee at September 30, 1996, the Fund would have issued 619,493 shares of Common Stock to the Management Company in payment of the Deferred Management Incentive Fee payable. Based on the average of the high and low sales prices of such shares on February 13, 1997, the Fund would have issued 594,713 shares.

      Payment of the Deferred Management Incentive Fee in shares of the Fund's Common Stock will permit the Fund to retain cash for investment which would otherwise be required to pay the Deferred Management Incentive Fee and assist in aligning the Management Company's goal with the Fund's stockholders' goal of increasing the market value of the Fund's shares by converting a liability of the Fund to the Management Company into a substantial equity interest in the Fund. The shares issued to the Management Company would not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and would, therefore, be restricted from future sale unless registered or sold pursuant to an exemption from such registration such as Rule 144 under the Securities Act.

      The Board has determined that the immediate dilution in net asset value of the Fund resulting from the issuance of shares in payment of the Deferred Management Incentive Fee payable and any potential dilutive effect resulting from the issuance of stock options are more than offset by the elimination of future incentive fees pursuant to the New Management Agreement. In addition, the Board believes that the approval of the New Management Agreement and approval of the 1997 Stock Incentive Plan will benefit the Fund and its stockholders by (i) reducing the Fund's expense ratio and (ii) more closely aligning management's incentive compensation with the Fund's stockholders objective of increasing the market value of the Fund's shares. See the "Pro Forma Condensed Balance Sheets and Pro Forma Condensed Statements of Expenses" under "Proposal 1. To Approve and Adopt a New Management Agreement Between the Fund and Equus Capital Management Corporation."

      Based on the historical market prices of shares of the Fund's Common Stock and net asset value of the Fund, it is likely that the shares of Common Stock issued by the Fund in payment of the Deferred Management Incentive Fee will be issued at a price below the net asset value of such shares. In accordance with
Section 63(2) of the Investment Company Act, the Fund may sell its Common Stock at a price below the current net asset value of the Common Stock only if the holders of a majority of the Fund's outstanding voting securities approves such policy and practice within one year immediately prior to such sale and a required majority (as defined in Section 57(o) of the Investment Company Act) of the directors of the Fund (i.e., a majority of the directors who are not "interested persons" of the Fund) determines that any such sale would be in the best interests of the Fund and its stockholders. Additionally, the price at which any such shares are sold may not be less than a price that closely approximates the market value of the Common Stock.

      The Board, including all of the Independent Directors, has considered this matter and deemed it appropriate and in the best interest of the Fund and the stockholders of the Fund to recommend the issuance of shares of the Fund's Common Stock, valued at market value on the Valuation Date, in payment of the

Deferred Management Incentive Fee payable at the Valuation Date, contingent on the stockholders approval and adoption of the New Management Agreement in the form attached as Exhibit A and the approval of the 1997 Stock Incentive Plan. Accordingly, the Board authorized for submission to the stockholders of the Fund for their approval a proposal, contingent upon adoption and approval of the 1997 Stock Incentive Plan and the New Management Agreement, to authorize the payment of the Deferred Management Incentive Fee payable at the Valuation Date, in shares of the Fund's Common Stock valued at market value at the Valuation Date.

      The payment of the Deferred Management Incentive Fee payable at the Valuation Date in shares of the Fund's Common Stock also will be contingent upon receipt by the Fund and the Management Company of an exemptive order from the Commission that permits the proposed payment of the accrued Deferred Management Incentive Fee as of the Valuation Date, in shares of Common Stock under Section 23(a) of the Investment Company Act and Section 205(a)(1) of the Investment Advisers Act. The Fund and the Management Company filed an application for such an exemptive order on October 10, 1996. A formal response has not been received as of the date of this Proxy Statement. There is no assurance that the Commission will grant an exemptive order. If the proposal to pay the accrued Deferred Management Incentive Fee in shares of Common Stock is not approved by the Commission, the Deferred Management Incentive Fee will be paid pursuant to a promissory note in a manner approved by the Commission.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to authorize the payment of the Deferred Management Incentive Fee in shares of the Fund's Common Stock at a price below the net asset value of such shares. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" AUTHORIZATION TO PAY THE DEFERRED MANAGEMENT INCENTIVE FEE IN SHARES OF THE FUND'S COMMON STOCK.

        PROPOSAL 3. APPROVAL AND ADOPTION OF THE EQUUS II INCORPORATED
                           1997 STOCK INCENTIVE PLAN

      There will be presented at the meeting a proposal to adopt the Equus II Incorporated 1997 Stock Incentive Plan (the "Plan"). The Board believes that stock options and stock-based incentives play an important role in retaining the services of experienced personnel and in encouraging such personnel to have a greater personal financial investment in the Fund (although the Plan does not necessarily require them to hold for investment stock received under the Plan).

      The proposed Plan is set forth in Exhibit B. The primary aspects of the proposed Plan are as follows. The summary is qualified in its entirety by reference to the specific features of the Plan.

GENERAL INFORMATION

      ELIGIBILITY. Directors and officers of the Fund who are responsible for or contribute to the management, growth, success, and profitability of the Fund and who are designated by the administrators of the Plan.

      AUTHORIZED SHARES AND ADJUSTMENTS. The Company has reserved 836,953 shares of Common Stock for issuance under the Plan (which represents 20% of the number of shares of Common Stock outstanding as of September 30, 1996). Each calendar quarter the number of shares available for issuance under the Plan will be adjusted to equal the greater of 836,953 or 20% of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. If an option or award lapses or is terminated or canceled without issuance of shares, the unissued shares subject to such option or award will again be available for grant under the Plan. If there is a stock split, stock dividend, reclassification of shares, or other similar corporate event affecting the Fund's shares, appropriate adjustments will be made in the number and kind of shares that can be issued under the Plan and the number and kind of shares and exercise prices of options or awards outstanding at the date of such event. No officer shall be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of Common Stock.

      ADMINISTRATION. The Plan will be administered by a committee (the "Compensation Committee") appointed by the Board that, to the extent required to qualify for the exemption contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, must include at least two directors. Members of the Compensation Committee will not be eligible to receive discretionary options or awards under the Plan. Dr. Edward E. Williams, Gary R. Petersen, and Robert L. Knauss will be the initial Board members on the Committee. The Committee anticipates that effective April 1, 1997, each of the six current officers of the Fund will receive grants under the Plan and that grants covering approximately 800,000 shares of Common Stock will be made to such officers. However, the Committee has made no determination as to the allocation of the 800,000 shares among the six officers.

TYPES OF AWARDS

      The Plan authorizes the grant, either alone or in combination, of (i) "nonqualified" stock options that do not qualify for beneficial treatment under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) incentive stock options under Section 422A of the Code, (iii) alternate appreciation rights, and
(iv) limited rights. Any award granted under the Plan must be evidenced by a written award agreement.

      STOCK OPTIONS. The Committee may grant options qualifying as incentive stock options under the Code and nonqualified stock options. Subject to certain terms and conditions provided in the Plan, options granted under the Plan are exercisable at the price and on the terms determined by the Committee. The exercise price of options may not be less than the fair market value of the Common Stock at the date of grant. Options are exercisable at such times as provided in the award agreement although options may not be exercised prior to six months after the date they are granted and the option period for any award may not exceed ten years. Payment of the exercise price of an option may be made in cash, and in the discretion of the Committee, with such other consideration as the Committee may specify and as is permitted under the Investment Company Act. Consistent with Section 422A of the Code and the regulations thereunder, the Plan contains certain limits on the value of incentive stock options that may be exercised during a year and restrictions on the exercise price and period of incentive stock options granted to employees who own more than 10% of the Fund's Common Stock.

      Unless otherwise provided in the award agreement, options will terminate three months after an option holder's termination of employment for any reason other than death, retirement, disability, or termination by the Fund without cause. In the event of the termination of employment because of death, the option holder's estate may exercise his or her options during the one-year period following death. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her options during the 36-month period following his or her termination. In the event of termination of employment by the Fund without cause, all options shall vest and the option holder may exercise his or her options during the 60-month period following his or her termination. The termination of an officer's services will not otherwise accelerate the termination date of his or her options.

      ALTERNATE APPRECIATION RIGHTS. Concurrently with or subsequent to the award of a stock option, the Committee may award to the option holder with respect to each share of Common Stock covered by an option, a related alternate appreciation right ("Alternate Appreciation Rights"), permitting the option holder to be paid the appreciation on the option in lieu of exercising the option. Alternate Appreciation Rights are exercisable subject to the same terms and conditions as the related options; provided, however, that Alternate Appreciation Rights may be exercised only if and to the extent that any payment on the Alternate Appreciation Rights would not result in a greater dilution of the interests of the Fund's stockholders than would result, if instead of the Alternate Appreciation Rights, the stock options to which they relate were exercised. The amount to be paid on an Alternate Appreciation Right is the difference between the fair market value of a share of Common Stock and the option price per share on the exercise date. Payment of Alternate Appreciation Rights will be made in shares of Common Stock determined by dividing the payment amount by the current market value of a share of Common Stock on the exercise date. Exercise of an Alternate Right will cancel an equal number of options related to the Alternate Appreciation Right. Unless otherwise provided in the award agreement, Alternate Appreciation Rights will terminate three months after an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her Alternate Appreciation Rights during the six-month period following his or her termination.

      LIMITED RIGHTS. Concurrently with or subsequent to the award of a stock option, the Committee may grant with respect to each share of Common Stock covered by an option, a related limited right permitting the option holder, during a specified time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right"). Limited Rights are exercisable in full for a period of seven months following the date of a "Change in Control" of the Fund. A Change in Control of the Fund is defined as a change in a majority of the directors of the Fund within one year following certain designated transactions, including a tender offer, merger, or proxy contest, the acquisition of 51% or more of the shares of Common Stock by an unaffiliated person, entity, or group, or the termination of the Management Company as investment adviser to the Fund. The amount to be paid on a Limited Right is the difference between the option price per share of Common Stock covered by the related option and the greater of (i) the highest price per share paid in connection with the Change in Control or (ii) the highest price per share of the Common Stock on the AMEX during the 60-day period prior to the Change in Control; provided, however, that Limited Rights may be exercised only if and to the extent that any payment on the Limited Rights would not result in a greater dilution of the interests of the Fund's stockholders than would result, if instead of the Limited Rights, the stock options to which they relate were exercised. Payment of the Limited Right will be made in cash.

      Unless otherwise provided in the award agreement, Limited Rights will terminate upon an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her Limited Rights during the six-month period following his or her termination. Terminations following a Change in Control (except for "just cause") do not terminate a Limited Right.

      AUTOMATIC OPTION AWARDS. Each non-officer director serving on the Board as of April 1, 1997, will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock of the Fund that will vest 50% immediately and 16-2/3% on the first, second, and third anniversaries of the date of grant. Each new non-officer director will be granted upon his or her election a nonqualified stock option for a similar number of shares. In addition, beginning with the 1998 annual meeting of stockholders, each individual elected as a non-officer director shall, on the first business day following the annual meeting of stockholders, be granted a nonqualified stock option to purchase 2,000 shares of Common Stock. The exercise price of the options will be the closing price of the Fund's Common Stock on the AMEX on the date the option is granted. Each option will be exercisable during the period beginning six months after the date of grant and ending ten years after the date of grant. In the event of the termination of a director's services because of death, permanent disability, or retirement, any unvested options shall vest and the director or, if the director is not living, the director's estate, may exercise his or her options during the one-year period following the date of death, permanent disability, or retirement
 . The termination of a director's services will not otherwise accelerate the termination date of his or her options.

      The grant of automatic option awards to non-officer directors of the Fund is subject to receipt by the Fund of an order of the Commission pursuant to
Section 61(a)(3)(B)(i)(1) of the Investment Company Act approving the proposal to issue automatic stock options to such directors.

AMENDMENT AND TERMINATION

      The Board may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made that would impair the rights of an award holder without his or her consent. The Board may not, without the prior approval of stockholders, amend the Plan to increase the number of shares reserved for grant under the Plan, change the employees eligible to participate, or otherwise if a stockholder vote is required to comply with any tax or regulatory requirement.

TAX CONSEQUENCES

      Set forth below is a summary of the federal income tax consequences relating to awards granted under the Plan.

      STOCK OPTIONS. The grant of a nonqualified stock option or an incentive stock option will not result in income for the grantee or in a deduction for the Fund.

      The exercise of a nonqualified stock option will result in ordinary income for the option holder and a deduction for the Fund measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

      The exercise of an incentive stock option would not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Fund or a subsidiary of the Fund from the date of grant until three months after the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Fund would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. Officers of the Fund are considered to be employees of the Fund under applicable federal income tax regulations.

      If the holder of an incentive stock option disposes of the shares prior to the expiration of the holding periods, the option holder would recognize ordinary income and the Fund would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

      ALTERNATE APPRECIATION RIGHTS AND LIMITED RIGHTS. The grant of an Alternate Appreciation Right or Limited Right would not result in income for the grantee or in a deduction for the Fund. Upon exercise of an Alternate Appreciation Right or Limited Right, the grantee would recognize ordinary income and the Fund would be entitled to a deduction measured by the fair market value of the shares or cash received.
Income tax withholding would be required.

      The deductions available to the Fund upon the exercise of stock options are subject to certain limitations contained in Section 162(m) of the Code.
Section 162(m) of the Code places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Under the Plan, no officer may be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of Common Stock. This annual limit is intended to provide that grants under the Plan qualify as "performance based" compensation under Section 162(m)(4)(C) of the Code and will therefore be exempt from the cap and do not count toward the $1 million limit.

      Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law shares received pursuant to the exercise of a stock option or other purchase right are treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of the Fund's deduction are determined as of such date unless the option holder makes an election under
Section 83(b) of the Code to make such determination as of the exercise date.

      The Fund believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      THE FOREGOING DOES NOT CONSTITUTE A DEFINITIVE STATEMENT OF THE FEDERAL INCOME TAX EFFECTS OF OPTIONS UNDER THE PLAN, AND EACH PARTICIPANT IN THE PLAN SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE PROVISIONS DISCUSSED HEREIN.

VOTE REQUIRED FOR APPROVAL

      Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                                  OTHER MATTERS

      The Board knows of no matters other than those listed in the attached Notice of Special Meeting which are likely to come before the Special Meeting. However, if any other matter properly comes before the Special Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

      In the event that sufficient votes in favor of the proposals set forth in the Notice of the Special Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Special Meeting, the individuals named as proxies may move for one or more recesses of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at an Special Meeting.

                                 ANNUAL REPORT

      The financial statements of the Fund are contained in the 1995 Annual Report to Stockholders, which previously has been provided to the stockholders. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. A copy of the Fund's Annual Report to Stockholders is available without charge upon request. Please direct your request to Equus II Incorporated, Attention: Investor Relations, P.O. Box 130197, Houston, Texas 77219-0197, (713) 529- 0900 or (800) 856-0901.

         NOTICE TO BANKS, BROKER/DEALERS, VOTING TRUSTEES AND NOMINEES

      The Fund requests that banks, broker/dealers, voting trustees, and nominees advise the Fund whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock. The Fund will reimburse banks, brokers/dealers, voting trustees, and nominees for their reasonable expenses incurred in forwarding solicitation materials to beneficial owners.

      It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to date, sign, and return the proxy card in the enclosed stamped envelope.

                                          By order of the Board of Directors,

                                          Tracy H. Cohen
                                          SECRETARY

Houston, Texas
February 24, 1997

                                                                       EXHIBIT A

                             MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT ("Agreement") dated as of ______________, 1997, by and between EQUUS II INCORPORATED, a Delaware corporation (the "Fund"), and EQUUS CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (the "Management Company").

                                  WITNESSETH

      WHEREAS, the Fund is engaged in business as a business development company under the Investment Company Act of 1940, as amended (the "Act"), and in the business of making investments in equity and equity-oriented securities issued in private placements, primarily in connection with leveraged buyouts and leveraged recapitalizations, and making short-term investments for its own account; and

      WHEREAS, the Management Company is engaged in the business of rendering management, administrative and investment advisory services with respect to companies participating in equity and equity-oriented securities in private placements and making short-term investments; and

      WHEREAS, the Fund deems it advisable to retain the Management Company to render certain management, administrative and investment advisory services to the Fund, and the Management Company desires to provide such services to the Fund, on the terms and conditions hereinafter set forth:

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Fund and the Management Company hereby agree as follows;


      1. ENGAGEMENT. Commencing on the date hereof, the Fund engages and retains the Management Company to provide, or to make arrangements with suitable third parties to provide, the management, administrative and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Management Company hereby accepts such engagement and agrees during the terms of this Agreement, at its own expense, to provide, or to make satisfactory arrangements for the provision of, such services and to assume the obligations herein set forth for the compensation provided herein.

      2. TERM. Subject to the provisions of Section 11, the initial term of this Agreement will be for the period commencing on the date of this Agreement and expiring on June 30, 1998. Thereafter, this Agreement shall automatically be extended, subject to the provisions of Section 11, for successive one year terms, until terminated by either party hereto in accordance with the provisions of Section 11.

      3. PROVISION OF MANAGEMENT AND ADMINISTRATIVE SERVICES. The Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services shall include, but not be limited to, the following:

            (i) providing the Fund with such office space, equipment, facilities and supplies, and the services of such clerical and other personnel of the Management Company, as may be necessary or required for the reasonable conduct of the business of the Fund;

            (ii) keeping and maintaining the books and records of the Fund and handling communications and correspondence with stockholders of the Fund;

            (iii) preparing such accounting, management and other reports and documents as may be necessary or appropriate for the reasonable conduct of the business of the Fund;

            (iv) making such arrangements and handling such communications with accountants, attorneys, banks, transfer agents, custodians, underwriters, insurance companies, depositories and other persons as may from time to time be requested by the Fund or may be reasonably necessary to perform any of the other services to be rendered by the Management Company under this Agreement;

            (v) providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of Fund investments; and

            (vi) providing such other advice and recommendations with respect to the business and affairs of the Fund as the Management Company shall deem to be desirable or appropriate.

      4. PROVISION OF INVESTMENT ADVISORY SERVICES. The Management Company shall, within a reasonable period of time after any request by the Fund, provide, or arrange for suitable third parties to provide, the Fund with such investment research and advice as the Fund may request with respect to any existing or proposed investments. The Management Company agrees to comply with all provisions of the Act and all rules and regulations promulgated thereunder in providing the services to the Fund described herein. The Management Company's investment services shall include identifying, evaluating, structuring, acquiring, monitoring, holding, managing and arranging for the disposition of investments for the Fund.

      5. SUPERVISION. The performance by the Management Company of its duties and obligations hereunder shall be subject to the control and supervision of the Board of Directors of the Fund and the Management Company's determination of what services are necessary or required for the operation or to reasonably conduct the business of the Fund shall be subject to review by such Board of Directors. The Management Company shall provide periodic reports to the Board of Directors of its performance of its obligations hereunder as may be requested by the Board of Directors.

      The Management Company and its Affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      6.    ALLOCATION OF COSTS AND EXPENSES.

            (a) COSTS AND EXPENSES OF THE MANAGEMENT COMPANY. The Management Company shall bear all costs and expenses incurred or paid by the Management Company in providing any services to the Fund under Sections 3 and 4, including, but not limited to, the cost of office space, equipment and supplies utilized by the Fund's personnel, all wages, salaries and benefits of the Management Company staff and other Management Company personnel; and all additional costs and expenses incurred or paid by the Management Company in connection with this Agreement and the Management Company's performance hereunder not directly allocable and identifiable to the Fund or its business or investments.

            (b) EXPENSES OF THE FUND. Except as provided in Section 6(a), the Fund shall bear (and shall reimburse the Management Company for) all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or dispositions thereof, acquisitions of portfolio securities, dispositions of portfolio securities, expenses of registering shares of stock under federal and state securities laws, costs of printing proxies and other expenses related to meetings of shareholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its investments, legal fees, fees of independent public accountants, expenses of printing or distributing reports to securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

            (c) REGISTRATION EXPENSES. Organizational and offering expenses, including accounting, legal and printing expenses and registration fees incurred by the Management Company in connection with the public offering of shares of common stock or senior securities in the Fund will be reimbursed to the Management Company by the Fund.

      7.    MANAGEMENT FEES.

            (a) DESCRIPTION OF THE MANAGEMENT FEE. In consideration of the services to be provided by the Management Company to the Fund under this Agreement, the Fund agrees to pay to the Management Company a fee (the "Management Fee") equal to one-half of one percent (.5%) of the Net Assets (as hereinafter defined) of the Fund, on the last day of each calendar quarter during the term of this Agreement payable in arrears on the day after filings with the Securities and Exchange Commission (the "Commission") are made for such calendar quarter (the "Payment Date").

            (b) DEFINITION OF NET ASSETS. For purposes of this Agreement, "Net Assets" means the total assets (determined in accordance with paragraph 7(c)), less total liabilities, of the Fund, determined in accordance with generally accepted accounting principles consistently applied.

            (c) DETERMINATION OF TOTAL ASSETS. For purposes of determining the total assets of the Fund, the following shall be applicable with respect to assets other than short-term investments if the following would result in the total assets of the Fund being less than would otherwise be the case:

                  (i) an investment for which no market exists will be valued based upon its original cost to the Fund until significant developments affecting the entity in which the investment is made justify, in the opinion of the Board of Directors of the Fund, use of another valuation method; and

                  (ii) without limiting the discretion of the Board of
            Directors, other valuation methods which may be appropriate if approved by the Board of Directors include (x) appraisal valuation,
            (y) third party transaction valuation with respect to completed transactions or firm offers made by sophisticated, independent investors and (z) liquidation valuation.

            (d) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Management Company pursuant to subsection (a) hereof, for any fiscal year ending on a date during which this Agreement is in effect exceed any expense limitations applicable to the Fund imposed by applicable state securities laws or regulations promulgated thereunder, as such limitations may be raised or lowered from time to time, the Management Company shall reduce the Management Fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, portfolio transaction costs and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, if any, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the quarterly payment of the Management Fee due to the Management Company. Should two or more such expense limitations be applicable as at the end of the last business day of the quarter, the expense limitation which results in the largest reduction in the Management Fee shall be applicable.

            (e) COMPUTATION OF MANAGEMENT FEE. On or prior to a Payment Date, the Management Company shall prepare a computation showing the Management Fee due for the preceding quarter. Such computation shall be submitted to the Board of Directors who shall promptly review it. If the Board of Directors approves such computation, the fee reflected thereon shall be paid to the Management Company by the Fund. If the Board of Directors does not approve such computation, the fund shall pay the Management Company the Management Fee computed by the Board of Directors or if they shall not have computed a Management Fee, then the Management Fee originally submitted by the Management Company. Thereafter, the Net Assets of the Fund as of the end of such quarter shall be determined by such independent public accountants as the Management Company and the Fund shall agree upon, or the Management Company and the Board of Directors shall agree upon an alternative method of resolving the dispute such as an independent appraisal of one or more assets. If the dispute is submitted to such accountants, their determination shall be determinative of the Management Fee payable for such quarter, and, upon such determination or upon completion of such alternative manner of resolving the dispute, the Management Company shall be paid or shall refund to the Fund any portion of the Management Fee determined to be underpaid or overpaid, as the case may be. The cost of such determination of the Management Fee by such independent public accountants or otherwise shall be paid by the Fund, unless the Management Fee determination of the Management Company exceeds by ten percent or more the Management Fee determination finally made, in which case the Management Company shall pay the cost of such determination.

            (f) EFFECT OF TERMINATION. If this Agreement is terminated as of any date not the last day of a calendar quarter, the Management Fee shall be calculated as of the effective date of termination and shall be paid as soon as possible after such date of termination.

      8. LIABILITY OF THE MANAGEMENT COMPANY. The Management Company, its officers, directors, employees, agents and affiliates (collectively, "Affiliates") shall not be liable to the Fund, or any stockholder of the Fund, for any error of judgment or mistake of law or any loss or damage with respect to any investment of the Fund or arising from any act or omission of the Management Company or any of the Affiliates in the performance of its obligations hereunder, unless such loss or damage is the result of bad faith, negligence, misconduct or any breach of fiduciary duty, or disregard of any duties or obligations owed to the Fund by the Management Company or such Affiliates by reason of this Agreement or any relation created hereby.

      9. INDEMNIFICATION OF THE MANAGEMENT COMPANY AND AFFILIATES. The Fund shall indemnify and hold harmless, to the extent permitted by law, the Management Company and any of its Affiliates, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Fund), by reason of any acts or omissions or alleged acts or omissions arising out of the activities of such person, if such activities were performed in good faith either on behalf of the Fund or in furtherance of the interest of the Fund, and in a manner reasonably believed by such person to be within the scope of the authority conferred by this Agreement or by law against losses, damages or expenses for which such person has not otherwise been reimbursed (including, but not limited to, accountants' and attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such conduct did not constitute bad faith, negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions and, with respect to any criminal action or proceedings, and no reasonable cause to believe his conduct was unlawful. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to Fund assets. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was not liable by reason of "disabling conduct" within the meaning of Section 17(h) of the Act, the decision by the Fund to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (1) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Act nor parties to such action, suit, or proceeding or (2) an independent legal counsel in a written opinion.

      Expenses incurred by the Management Company in defending a civil or criminal action, suit or proceeding shall be paid by the Fund in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Fund in the specific case upon receipt of an undertaking by or on behalf of the Management Company to repay such amount unless it shall ultimately be determined that the Management Company is entitled to be indemnified by the Fund as authorized in this Section 9, provided that at least one of the following conditions precedent has occurred in the specific case: (1) the Management Company has provided security for its undertaking; (2) the Fund is insured against losses arising by reason of any lawful advances; or (3) a majority of a quorum of the disinterested non-party directors of the Fund or an independent legal counsel in a written opinion, shall determine, based upon a review of the readily available facts, that there is reason to believe that the Management Company ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 9 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Management Company is a party or is threatened to be made a party during the term of this Agreement, including those actions, suits or proceedings that were threatened, filed, or otherwise initiated prior to the effective date of this provision.

      For purposes of this Section 9, any provision hereof applicable to the Management Company shall also be applicable to any person serving as a director, officer, employee, agent, or affiliate of the Management Company if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent, or affiliate of the Management Company because of any other position that such person may hold with the Fund.

      10. OBLIGATIONS OF THE MANAGEMENT COMPANY NOT EXCLUSIVE. The obligations of the Management Company to the Fund are not exclusive. The Management company may, in its discretion, render the same or similar services to any person or persons whose business may be in direct or indirect competition with the business of the Fund and may be in direct competition with the Fund for particular investments. Additionally, it is contemplated that from time to time one or more of Affiliates of the Management Company may serve as directors, officers or employees of the Fund or otherwise have an interest or affiliation with the Fund or have the same or similar relationships with competitors of the Fund. Neither the Management Company nor any of its Affiliates shall in any manner be liable to the Fund by reason of the aforedescribed activities of the Management Company or such Affiliate. Within 60 days after the end of each calendar quarter of the Fund, the Management Company will furnish the Board of Directors of the Fund with information on a confidential basis, as to any investment within the investment objective of the Fund made during such fiscal year by the Management Company, any sub-adviser or any of their Affiliates for their own account or for the account of others.

      11. APPROVAL, TERMINATION AND CONTINUATION. The Fund shall use its best efforts to cause this Agreement to be approved by a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Management Company, on 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      This Agreement shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by (i) the disinterested Directors of the Fund, and (ii) the Board of Directors of the Fund or a vote of a majority of the outstanding voting securities of the Fund.

      12. TERMINATION OF PRIOR MANAGEMENT AGREEMENT. The Fund and the Management Company are parties to a Management Agreement dated as of July 1, 1993 (the "Prior Agreement"), which has been terminated on the effective date of this Agreement. In connection with such termination, the investments of the Fund on December 31, 1996, or such later date as may be required by the Commission (the "Valuation Date"), shall be appraised by an independent appraiser selected by the independent members of the Board of Directors of the Fund. The cost of such appraisal shall be borne equally by the Fund and the Management Company. All unrealized gains and losses of the Fund shall be deemed realized as of the Valuation Date. If such appraisal reflects a net capital gain as of the Valuation Date, the Fund shall deliver to the Management Company, if approved by the stockholders of the Fund, the number of shares of Common Stock, $.01 par value ("Common Stock"), of the Fund equal to the amount of the Incentive Fee consequently owed to the Management Company as of the Valuation Date, divided by the average of the high and low sale prices of a share of Common Stock on the American Stock Exchange on the Valuation Date; provided, however, if the payment of the Incentive Fee in shares of Common Stock valued at fair market value is not approved by the Commission, the Incentive Fee shall, upon the agreement of the Mangement Company and the Fund, be paid pursuant to a promissiory note on such terms as the Commission and the independent members of the Board of Directors of the Fund shall approve.

      13. USE OF NAME. The Management Company reserves the right to grant the use of the name "Equus Investments" or a similar name to another investment company, business development company or business enterprise. The Management Company also reserves the right to withdraw from the Fund the right to use the name "Equus" upon termination of this Agreement or at any other time, provided that, if the right to withdraw the name "Equus" is exercised by the Management Company, the Management Company will submit the question of continuing this Agreement to a vote of the security holders and the Board of Directors of the Fund.

      14. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered, as evidenced by an executed receipt, or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, if addressed to the respective parties as follows:

If to the Fund:               Equus II Incorporated
                              2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019
                              Attention:  President or Chairman of the Board

If to the Management Company: Equus Capital Management Corporation
                              P.O. Box 13197
                              Houston, Texas 77219
                              Attention:  President or Chairman of the Board

      15. DEFINITIONS. The terms "assignment" and "majority of the outstanding voting securities" shall have the meanings given to them by Sections 2(a)(4) and 2(a)(42), respectively, of the Act.

      16. ASSIGNMENT. This Agreement may not be assigned by either party hereto.

      17. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by both parties thereto; provided, however, that this Agreement may be amended by the parties only if such amendment is specifically approved by
(i) the Board of Directors of the Fund, and (ii) the vote of a majority of outstanding voting securities of the Fund.

      18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the applicable provisions of the Act.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    EQUUS II INCORPORATED

                                    By:__________________________________
                                        Nolan Lehmann, President

                                    EQUUS CAPITAL MANAGEMENT
                                       CORPORATION

                                    By:__________________________________
                                        Sam P. Douglass, Chairman of the Board

                                                                       EXHIBIT B

                             EQUUS II INCORPORATED
                           1997 STOCK INCENTIVE PLAN

                              ARTICLE I.  GENERAL

      Section 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) closely associate the interests of the management of Equus II Incorporated (the "Company") with the stockholders of the Company to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, officers, and employees; and (4) provide an incentive to management for continuous employment with the Company.

      Section 1.2.  ADMINISTRATION.

            (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board of Directors. During the one year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving and for one year after serving on the Committee, such members shall not be eligible for selection as, persons to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, stock options, or stock appreciation rights of the Company, other than Automatic Awards.

            (b) The Committee shall have the authority, in its sole discretion and from time to time to:

                  (i) designate the directors, officers, and employees or
            classes of employees of the Company eligible to participate in the Plan;

                  (ii) grant awards ("Awards") provided in the Plan in such form and amount as the Committee shall determine;

                 (iii) impose such limitations, restrictions, and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate; and

                  (iv) interpret the Plan and any agreement, instrument, or
            other document executed in connection with the Plan; adopt, amend, and rescind rules and regulations relating to the Plan; and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

            (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive, and binding upon all persons, including the Company, any participant, any stockholder of the Company, and any employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      Section 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan ("Participants") shall be selected by the Committee from the directors, officers, and employees of the Company who are responsible for or contribute to the management, growth, success and, profitability of the Company. In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

      Section 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

            (i)   Stock Options, as described in Article II;

           (ii)   Incentive Stock Options, as described in Article III;

          (iii)   Alternate Appreciation Rights, as described in Article IV;

           (iv)   Limited Rights, as described in Article V; and

            (v)   Automatic Awards, as described in Article VI.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan.

      Section 1.5.  AGGREGATE LIMITATION ON AWARDS.

            (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock, $.001 par value, of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan initially shall be 836,953 shares. Commencing on April 1, 1997, and continuing each calendar quarter thereafter, the number of shares of Common Stock available for issuance under the Plan shall be the greater of 836,953 shares or an amount equal to 20% of the issued and outstanding shares of Common Stock of the Company on the last day of the preceding calendar quarter.

            (b) For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan:

                   (i) all the shares issued (including the shares, if any,
            withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Automatic Award;

                  (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted; and

                 (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are withheld as full or partial payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Automatic Award.

            (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, Incentive Stock Options, Alternate Appreciation Rights, or Automatic Awards there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article VI) shall have been exercised.

            (d) Any shares of Common Stock subject to a Stock Option, Incentive Stock Option, or Automatic Award that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option, Incentive Stock Option, or Automatic Award that are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan. Any shares of Common Stock withheld as payment for shares issued or withholding taxes required to be paid upon exercise of a Stock Option, Incentive Stock Option, or Automatic Awards shall be available for issuance under the Plan.

            (e) No officer or director shall be granted in any fiscal year of the Company Stock Options, Incentive Stock Options, Alternative Appreciation Rights, or Limited Rights to acquire in the aggregate more than 500,000 shares of Common Stock.

      Section 1.6.  EFFECTIVE DATE AND TERM OF PLAN.

            (a) The Plan shall become effective on the later of the date (i) approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1997 Special Meeting of Sstockholders of the Company and (ii) an order approving the Plan is issued by the Securities and Exchange Commission.

            (b) Article VI shall become effective on the later of the date (i) approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1997 Special Meeting of Stockholders of the Company and (ii) an order approving the Plan is issued the Securities and Exchange Commission.

            (c) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II. STOCK OPTIONS

      Section 2.1. AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

      Section 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

      Section 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be an amount selected by the Committee and shall not be less than 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

      Section 2.4. TERM AND EXERCISE. A Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Committee or by another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

      Section 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash, or at the discretion of the Committee, in whole or in part with, the surrender of another Award under the Plan, the withholding of shares of Common Stock issuable upon exercise of such Stock Option, (based on the fair market value of such Common Stock on the date the Stock Option is exercised as determined by the Committee).

      Section 2.6. DELIVERY OF SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

      Section 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the
Committee:

            (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

            (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 36-month period.

                  (c) Upon termination of the Optionee's employment by the Company without cause, the Optionee may, within 60 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

            (d) Except as provided in Subsections (a), (b), or (c) of this
      Section 2.7, or except as otherwise determined by the Committee, all Stock Options shall terminate three months after the date of the termination of the Optionee's employment.

      Section 2.8. TAX ELECTION. Recipients of Stock Options who are directors or executive officers of the Company or who own more than 10% of the Common Stock of the Company ("Section 16(a) Option Holders") at the time of exercise of a Stock Option may elect, in lieu of paying to the Company an amount required to be withheld under applicable tax laws in connection with the exercise of a Stock Option in whole or in part, to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld. Such election may not be made prior to six months following the grant of the Stock Option, except in the event of a Section 16(a) Option Holder's death or disability. The election may be made at the time the Stock Option is exercised by notifying the Company of the election, specifying the amount of such withholding and the date on which the number of shares to be withheld is to be determined ("Tax Date"), which shall be either (i) the date the Stock Option is exercised or (ii) a date six months after the Stock Option was granted, if later. The number of shares of Common Stock to be withheld to satisfy the tax obligation shall be the amount of such tax liability divided by the fair market value of the Common Stock on the Tax Date (or if not a business day, on the next closest business day). If the Tax Date is not the exercise date, the Company may issue the full number of shares of Common Stock to which the Section 16(a) Option Holder is entitled, and such option holder shall be obligated to tender to the Company on the Tax Date a number of such shares necessary to satisfy the withholding obligation. Certificates representing such shares of Common Stock shall bear a legend describing such Section 16(a) Option Holders obligation hereunder.

      Section 2.9. EFFECT OF EXERCISE. The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, that is equal to the number of shares of Common Stock purchased pursuant to said option unless otherwise agreed by the Committee in an Award Agreement or otherwise.

                    ARTICLE III.  INCENTIVE STOCK OPTIONS

      Section 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

      Section 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

      Section 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company and its subsidiaries shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

      Section 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term. No Incentive Stock Option shall be made under the Plan after the tenth anniversary of the effective date of the Plan.

      Section 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an Optionee by the Committee and vesting in any calendar year shall not exceed $100,000.

      Section 3.6.  DEATH OF OPTIONEE.

            (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the Optionee's death.

            (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

      Section 3.7. RETIREMENT OR DISABILITY. Upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during the 36-month period. Notwithstanding the foregoing, the tax treatment available pursuant to
Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than
(i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      Section 3.8. TERMINATION WITHOUT CAUSE. Upon the termination of the Optionee's employment by the Company without cause (as determined by the Committee), the Optionee may, within 60 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      Section 3.9. TERMINATION FOR OTHER REASONS. Except as provided in Sections 3.6, 3.7, and 3.8 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the date of the termination of the Optionee's employment.

      Section 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.8, Tax Elections and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Such Sections are incorporated by reference in this Article III as though fully set forth herein.

                  ARTICLE IV.  ALTERNATE APPRECIATION RIGHTS

      Section 4.1. AWARD OF ALTERNATE APPRECIATION RIGHTS. Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related alternate appreciation right permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option ("Alternate Appreciation Right").

      Section 4.2. ALTERNATE APPRECIATION RIGHTS AGREEMENT. Alternate Appreciation Rights shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

      Section 4.3. EXERCISE. An Optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock of the number of shares determined pursuant to Sections 4.4 and 4.5; provided, however, that an Optionee may exercise an Alternate Appreciation Right only in and to the extent that such exercise would not result in a greater dilution of the interests of existing stockholders of the Company than would result if, instead of the Alternate Appreciation Right, the Options to which they relate were exercised. Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights.

      Section 4.4. AMOUNT OF PAYMENT. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the option price per share on the Option related to such Alternate Appreciation Right. A Section 16(a) Option Holder may elect to withhold shares of Common Stock issued under this Section to pay taxes as described in Section 2.8.

      Section 4.5. FORM OF PAYMENT. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 4.4 by the fair market value of a share of Common Stock on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.

      Section 4.6. EFFECT OF EXERCISE. Unless otherwise provided in an Award Agreement or agreed to by the Committee, the exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options, Incentive Stock Options, and Limited Rights, if any, related to said Alternate Appreciation Rights.


      Section 4.7. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR DISABILITY. Unless otherwise provided in an Award Agreement or agreed to by the Committee:

            (a) Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period.

            (b) Except as provided in Section 4.7(a), all Alternate Appreciation Rights shall terminate three months after the date of the termination of the Optionee's employment or upon the death of the Optionee.

                          ARTICLE V.  LIMITED RIGHTS

      Section 5.1. AWARD OF LIMITED RIGHTS. Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right").

      Section 5.2. LIMITED RIGHTS AGREEMENT. Limited Rights granted under the Plan shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

      Section 5.3. EXERCISE PERIOD. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of the Company (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant; and ; provided, however, that an Optionee may exercise a Limited Right only in and to the extent that such exercise would not result in a greater dilution of the interests of existing stockholders of the Company than would result if, instead of the Limited Right, the Options to which they relate were exercised.

      As used in the Plan, a "Change in Control" shall be deemed to have occurred if

            (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to all or substantially all of its assets),

            (b) any entity, person, or Group other than the Company, a Subsidiary of the Company or the current directors or executive officers of the Company acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 51% or more of the outstanding shares, or

            (c) Equus Capital Management Company, a Delaware corporation ceases to be the investment adviser to the Company.

      As used herein, "Control Transaction" shall be (i) any tender offer for or acquisition of capital stock of the Company, (ii) any merger, consolidation, or sale of all or substantially all of the assets of the Company which has been approved by the stockholders, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

      Section 5.4. AMOUNT OF PAYMENT. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the option price per share of Common Stock covered by the related option and the Market Price of a share of such Common Stock. "Market Price" is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the American Stock Exchange - Composite Transactions) during the 60-day period prior to the Change in Control.

      Section 5.5. FORM OF PAYMENT. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to
Section 5.4, shall be made solely in cash.

      Section 5.6. EFFECT OF EXERCISE. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, and Alternate Appreciation Rights, if any, related to such Limited Rights shall cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Stock Options, Incentive Stock Options, and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related options and Alternate Appreciation Rights were exercised or terminated.

      Section 5.7. RETIREMENT OR DISABILITY. Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period.

      Section 5.8. DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Sections 5.7 and 5.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.


      Section 5.9. TERMINATION RELATED TO A CHANGE IN CONTROL. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8 respectively, is waived during the Exercise Period as to an Optionee who (i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

                     ARTICLE VI. AUTOMATIC OPTION AWARDS

      Section 6.1.GRANT. Each current non-officer director shall, on the first business day following the later of (i) the day the Plan is approved by the stockholders of the Company or (ii) the day an order approving the Plan is issued by the Securities and Exchange Commission, and each other Person who first becomes a non-officer director after this Plan is adopted shall, on the first business day following his or her initial election to the Board of Directors of the Company, be granted a Stock Option to purchase 5,000 shares of Common Stock. Such Stock Options shall vest as to 50% of the shares on the date of grant and as to the remaining shares, 16-2/3% on the first, second, and third anniversaries of the date of grant. In addition, beginning with the 1998 annual meeting of stockholders of the Company, each individual elected as a non-officer director shall, on the first business day following the annual stockholders meeting of the Company, be granted a Stock Option to purchase 2,000 shares of Common Stock ("Automatic Awards").

      Section 6.2 OPTION AWARD AGREEMENTS. The grant of an Automatic Award shall be evidenced by a written Award Agreement executed by the Company and the recipient of an Automatic Award in such form as the Committee may from time to time determine providing for the terms of such grant, including any vesting schedule, restrictions on the transfer of such Common Stock or other matters.

      Section 6.3. DEATH, RETIREMENT AND TERMINATION OF DIRECTORSHIP OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Committee:

            (a) Upon the death, permanent disability, or retirement, the vesting of any unvested Automatic Awards shall accelerate and such options may be exercised in full by the Optionee or, if the Optionee is not living, by the Optionee's estate, or by a person who acquires the right to exercise such Automatic Award by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Automatic Award and one year after the Optionee's death, permanent disability, or retirement.

            (b) Except as provided in Subsections (a) of this Section 6.3, or except as otherwise determined by the Committee, all Automatic Awards shall terminate three months after the date the Optionee ceases to be a director of the Company.

      Section 6.4.APPLICABILITY OF STOCK OPTION SECTIONS. Sections 2.3, Stock Option Price; 2.4, Term and Exercise; 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.8, Tax Election; and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Automatic Awards. Such Sections are incorporated by reference in this Article III as though fully set forth herein.

                         ARTICLE VIII.  MISCELLANEOUS

      Section 7.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of the Securities and Exchange Commission or any other government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      Section 7.2. NON-ASSIGNABILITY. Except with respect to federal income tax withholding, Awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, sequestration, execution or levy, or other leagl, equitable, or other process of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse or for any other relative of a Particpant, prior to exercise and delivery of shares, except by will or by the laws of descent and distribution; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumbere, charge or otherwise dispose of any rights to Awards granted hereunder, shall be void. During the life of the recipient, Awards shall be exercisable only by such person or by such person's guardian or legal representative.

      Section 7.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

      Section 7.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

      Section 7.5. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

      Section 7.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

      Section 7.7. DEFINITIONS. In this Plan the following definitions shall apply:

            (a) "Fair market value" as of any date and in respect or any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the American Stock Exchange - Composite Transactions) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been quoted on the American Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate; provided that, if there is no market for the Common Stock, the fair market value shall not be less than the current net asset value of a share of Common Stock. In no event shall the fair market value of any share of Common Stock be less than its par value.

            (b) "Option" means a Stock Option, Incentive Stock Option, or Automatic Award.

            (c) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option, Incentive Stock Option, or Automatic Award.

                  (d)   "Employee" shall include officers of the Company.

      Section 7.8. LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

      Section 7.9. NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

      Section 7.10. ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock that may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

      Section 7.11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

            (a) The existence of outstanding Options, Alternative Appreciation Rights, or Limited Rights shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased and the option price shall be appropriately decreased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased and the option price shall be appropriately increased.

            (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

            (d) If the Company is merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Committee may direct that any of the following shall occur:

                  (i) If the successor entity is willing to assume the
            obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and any related Alternate Appreciation Right and Limited Right associated with such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets.

                  (ii) The Committee may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option and any related Alternate Appreciation Right or Limited Option such that such Option and related Alternate Appreciation Right and Limited Right shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets.

                  (iii) The Committee may cancel all outstanding Options and
            Alternate Appreciation Rights (but not Limited Rights) as of the effective date of any such merger, consolidation, or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation, or sale of assets, and each holder of an Option shall have the right to exercise such Option and any related Alternate Appreciation Right in full during a period of not less than 30 days prior to the effective date of such merger, consolidation, or sale of assets. No action taken by the Committee under this subsection shall have the effect of terminating, and nothing in this subsection shall permit the Committee to terminate, any Limited Right held by an Optionee.

            (e) Notwithstanding the foregoing provisions of this Section 7.11, if (i) 50% or more of the outstanding voting securities of the Company becomes beneficially owned (as defined in Rule 14d-3 promulgated by the Securities and Exchange Commission) by a person (as defined in Section 2(2) of the Securities Act of 1933, as amended, and in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in a transaction or series of transactions expressly disapproved by the Board of Directors or
      (ii) Equus Capital Management Corporation, a Delaware corporation, ceases to be the investment advisor to the Company, then all outstanding Awards shall become immediately exercisable with no further act or action required by the Board of Directors or the Committee.

            (f) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

      Section 7.12.  AMENDMENT OF THE PLAN.

            (a) The Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan in response to changes required by the Securities and Exchange Commission or changes in securities or other laws or rules, regulations or regulatory interpreta tions thereof applicable to this Plan or to comply with stock exchange rules or requirements.

            (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.10), (ii) extend the period during which any Award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an Award previously granted to him or her.

            (c) Notwithstanding Sections 7.12(a) and (b), the provisions of
      Article VI of the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

                             EQUUS II INCORPORATED

                        2929 Allen Parkway, Suite 2500
                             Houston, texas 77019

        This Proxy is solicited on behalf of the Board of Directors of Equus II Incorporated (the "Fund") for the Special Meeting of Stockholders on march 27, 1997.

      The undersigned hereby constitutes and appoints Sam P. Douglass or Nolan Lehmann, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Special Meeting of Stockholders of Equus II Incorporated to be held on March 27, 1997, at 9:30 a.m. local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, or any adjournment thereof (the "Special Meeting") and to vote the shares of Common Stock, $.001 par value per share, of the Fund ("Shares"), standing in the mane of the undersigned on the books of the Fund on February 18, 1997, the record date for the Special Meeting, with all powers the undersigned would possess if personally present at the Special Meeting.

      The undersigned hereby acknowledges previous receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

--------------------------------------------------------------------------------
                             Fold and Detach Here

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3 AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

PROPOSALS

1. To approve and adopt a new Management Agreement between the Fund and Equus Capital Management Corporation, as set forth in the Proxy Statement.

      FOR __________   AGAINST ___________  ABSTAIN ___________

2. To authorize payment by the Fund to the Management Company of the deferred incentive compensation payable on the balance sheet of the Fund in shares of common stock, $.001 par value, valued at market value. Such deferred incentive compensation shall be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities, as set forth in the Proxy Statement.

      FOR __________   AGAINST ___________  ABSTAIN ___________

3. To approve and adopt the Equus II Incorporated 1997 Stock Incentive Plan, as set forth in the Proxy Statement.

      FOR __________   AGAINST ___________  ABSTAIN ___________

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

      FOR __________   AGAINST ___________  ABSTAIN ___________

The implementation of Proposal Nos. 1, 2, and 3 are conditioned on the approval of all three proposals.

                        Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                        Date________________________________________

                        Signature _______________________________

                        Signature _______________________________